                                                                EXHIBIT 23.2

                                CONSENT OF
                           INDEPENDENT AUDITORS



We consent to the reference to our Firm under the caption "Experts" and to the use of our report dated May 24, 1996 (except as to Note 16[b] which is as of June 7, 1996) relating to the consolidated financial statements of Norris Communications Corp. for the years ended March 31, 1996 and March 31, 1995, in Amendment No. 2 on Form SB-2 to the Form S-3 Registration Statement (No. 333-7709) and related Prospectus of Norris Communications, Inc. (formerly Norris Communications Corp.) for the registration of 8,703,136 shares of its Common Stock.






                                                 /s/  Ernst & Young
                                        --------------------------------------
                                                  Ernst & Young
                                              Chartered Accountants

Vancouver, Canada,
January 13, 1997.